EXHIBIT 5.1

OPINION AND CONSENT OF BRUNSON CHANDLER & JONES, PLLC

January 29, 2024

Hempacco Co., Inc.

9925 Airway Road

San Diego, CA, 92154

Re:	Hempacco Co., Inc., a Nevada corporation (the “Company”)
Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Company’s Registration Statement on Form S-1 under the Securities Act of 1933, (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on January 19, 2024 (as it may be amended, the “Registration Statement”). The Registration Statement relates to the registration of up to 6,600,295 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) that has been or may be issued by the Company to the Selling Stockholders listed in the Registration Statement (the “Resale Shares”).

Assumptions

In rendering the opinion expressed below, we have assumed, with your permission and without independent verification or investigation:

1.

That all signatures on documents we have examined in connection herewith are genuine and that all items submitted to us as original are authentic and all items submitted to us as copies conform with originals;

2.

Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

3.

That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

We have examined the following documents in connection with this matter:

1.	The Company’s Articles of Incorporation, as amended and restated;

2.	The Company’s Bylaws;

3.	The Registration Statement; and

4.	Unanimous Consents of the Company’s Board of Directors.

We have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as we have deemed reasonable, necessary or prudent under the circumstances.  Also, in rendering this opinion, we have reviewed various statutes and judicial precedent as we have deemed relevant or necessary.  Defined terms used herein that are not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

Conclusions

Based upon our examination mentioned above, and relying on the statements of fact contained in the documents that we have examined, we are of the following opinions:

1.	Hempacco Co., Inc. is a corporation duly organized and validly existing under the laws of the State of Nevada.

2.

As to the Resale Shares, (i) the 5,000,311 shares of Common Stock issuable upon conversion of the Convertible Notes, when issued by the Company in accordance with the terms of the Convertible Notes in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable; (ii) the 1,299,995 shares of Common Stock issuable upon exercise of the Placement Warrants, when issued by the Company and delivered by the Company against payment therefor as provided in the Placement Warrants in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable; and (iii) the 299,989 shares of Common Stock previously issued to the Selling Stockholders in the Placements as commitment fees for entering into the Purchase Agreements are validly issued, fully paid and non-assessable

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We expressly disclaim any obligation to update our opinions herein, regardless of whether changes in the facts or laws upon which this opinion are based come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to our firm in the Prospectus in the Registration Statement under the caption “Legal Matters.” In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, including Item 509 of Regulation S-K.

Very truly yours,

/s/ Brunson Chandler & Jones, PLLC

BRUNSON CHANDLER & JONES, PLLC

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